                                                                    EXHIBIT 10.7



                             DATED March 24, 1998



                       CARDIOTECH INTERNATIONAL LIMITED



                                      and



                                 ALAN EDWARDS



                               SERVICE AGREEMENT

                               SERVICE AGREEMENT
                               -----------------

PARTIES

This Employment Agreement ("the Agreement"), dated the 24th day of March 1998, is entered into by and between

     (1) CARDIOTECH INTERNATIONAL LIMITED, (Company No. 03198267). whose registered office is situate at 5/7 Grosvenor Court. Foregate Street, Chester, CH1 1HG ("the Company"), being a wholly owned subsidiary of Cardiotech International Inc. a U.S. Corporation subject to the laws of the State of Massachusetts, ("the Parent"); and

     (2) ALAN EDWARDS of Barnfold, Lianfair D.C., Ruthin. Clwyd, LLI5 2RU, United Kingdom ("the Executive").

TERMS OF AGREEMENT

1.  Employment

    1.1. The Company hereby agrees to employ the Executive, on a full time basis, to act as Managing Director of the Company and to perform such acts and duties and furnish such services to the Company in connection with and related to that position as is customary for persons with similar positions in like companies, and as the Chairman of the Company shall from time to time reasonably direct. The Executive shall be an officer of the Company.

    1.2.  The Executive hereby accepts the said employment.

    1.3. The Executive shall use his diligent efforts to promote the interests of the Company; shall discharge his duties in a Competent manner; and shall devote his full business time and his business judgment, skill and knowledge to the performance of his duties and responsibilities hereunder.

    1.4.  The Executive shall report directly to the Chairman of the Company.

    1.5. Nothing in this Agreement shall preclude the Executive from devoting incidental and insubstantial amounts of time to activities other than the business of the Company, or from performing any duties, whether as employee, officer or otherwise for and on behalf of the Parent.

    1.6. The Executive's normal working hours are 9.00 am to 5.00 pm, Monday o Friday. but the Executive shall work such hours as are reasonably necessary for the performance of his duties to the Company.


2.  Term of Employment
    ------------------

    2.1. The Company agrees to employ the Executive initially for the period commencing on 1st January 1998 and ending on 31st December 1998 ("the Employment Period"), provided that both the Executive and the Company shall have the right to terminate the Executive's employment under this Agreement upon not less than thirty (30) days written notice to the other party, subject to the Company's obligation to pay severance benefits under certain circumstances as provided in Clauses 3.6 and
          3.7 hereof.

    2.2. If the Executive remains employed by the Company beyond the Employment Period, in the absence of any other express agreement between the parties, this Agreement shall be deemed to continue on a month-to-month basis ("the Extended Employment Period").

    2.3. For the purpose of calculating the Executive's period of continuous employment the Executive's previous employment with Newtec Vascular Products Limited from March 1989 to August 1993, and with Polymedica UK Limited From August 1993 until June 1996, shall be taken into account. The Executive's period of continuous employment with the Company began in March 1989.


3.  Compensation and Benefits: Disability
    -------------------------------------
    3.1.  Salary
          ------

          During the Executive's employment, the Company shall pay the Executive an annual base salary of Forty Thousand Four Hundred and Twenty-Three Pounds (L40,423) (the "Base Salary") payable in equal instalments pursuant to the Company's customary payroll policies in force at the time of payment (but in no event less frequently than monthly), by credit transfer to the Executive's bank. The Base Salary may be adjusted from time to time by the Board of Directors of the Company (the "Board") upon the recommendation of the Board of Directors of the Parent, except that the Executive, if a Director, shall not be entitled to vote thereon. The Base Salary shall be reviewed annually by the Board.

    3.2.  Bonus Payment
          -------------


          During his employment, the Executive may receive, in the sole discretion of the Compensation Committee of the Board of Directors of the Parent ("the Compensation Committee"), an annual bonus payment in an amount, if any, to be determined by the Compensation Committee: except that the Executive, if a member of the Compensation Committee, shall not be entitled to vote thereon.

    3.3.  Executive Benefits
          ------------------


          During his employment, the Executive shall receive such benefits as are customarily provided to other officers and employees of the Company, including but not limited to the following benefits:

          3.3.1.  Health Insurance. Non-contributory health insurance pursuant
                  ----------------
                  to a Freedom Care policy or substantially similar policy;

          3.3.2.  Life Insurance. Life insurance on the life of the Executive
                  --------------
                  with a beneficiary nominated by the Executive in the amount of one hundred and fifty per cent (150%) of the Base Salary; and

          3.3.3.  Car Allowance.  An annual car allowance of Six Thousand Pounds
                  -------------
                  (L6.000).

    3.4.  Holidays
          --------

          3.4.1. In addition to statutory and public holidays the Executive may take four weeks paid holiday during each holiday year at such times as shall be consistent with the Company's holiday policies and (in the Board's judgment) with the Company's holiday schedule for officers and other employees.

          3.4.2. The Company's holiday year runs from 1st January to 31st December.

          3.4.3. Holiday entitlement will accrue pro rata on a month by month basis, at the rate of one twelfth of the annual entitlement for each complete month of service.

    3.5.  Disability or Death
          -------------------

          If during the Employment Period or the Extended Employment Period, the Executive shall

          3.5.1. become ill, disabled or otherwise incapacitated so as to be unable to perform his usual duties either for a period in excess of one hundred twenty (120) consecutive days, or for more than one hundred eighty (180) days in any consecutive twelve (12) month period, or

          3.5.2.  die;

                  then the Company shall have the right to terminate this Agreement on thirty (30) days written notice to the Executive or his personal representative(s).

    3.6.  Severance Payment
          -----------------
          3.6.1.  In the event that

                  3.6.1.1. the Company terminates this Agreement without Cause (i.e. other than pursuant to Clause 3.5 or Clause 4 hereof) at any time (including during the Extended Employment Period): or

                  3.6.1.2. the Executive terminates his employment for Good Reason following a Change in Control of the Company; or

                  3.6.1.3.  the Company fails to renew this Agreement within two
                            (2) years following the occurrence of a Change in Control;


                            the Company shall pay the Executive a severance payment, equal to the Executive's then current Base Salary multiplied by 2.

                  3.6.2. "Good Reason" shall mean, during the nine (9) month period following a Change in Control:

                  3.6.2.1. a determination in good faith by the Executive that as a result of such Change in Control he is not able to discharge his duties effectively or

                  3.6.2.2. without the Executive's express written consent, the occurrence of any of the following circumstances:
                            (a) the assignment to the Executive of any duties inconsistent (except in the nature of a promotion) with the position in the Company the he held immediately prior to the Change in Control or a substantial adverse alteration in the nature or status of his position or responsibilities or the conditions of his employment from those in effect immediately prior to the Change in Control; (b) a reduction by the Company in the Base Salary as in effect on the date of the Change in Control; (c) the Company's requiring the Executive to be based more than twenty-five (25) miles from the Company's offices at which he was principally employed immediately prior to the date of the Change in Control except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations; or (d) the failure by the Company to continue in effect any material compensation or benefit plan in which the Executive participates immediately prior to the Change in Control unless an equitable arrangement (embodied in art ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his participation relative to other participants, than existed at the time of the Change in Control.

                  3.6.2.3. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to any circumstance constituting Good Reason hereunder.


          3.6.3. For purposes of this Agreement, a "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur:

                  3.6.3.1. any "person" as such term is used in Clauses 13(d) and 14(d) of the United States' Securities Exchange Act of 1934, as amended ("the Exchange Act"), (other than the Parent, any majority owned subsidiary thereof, any trustee or other fiduciary holding securities under an employee benefit plan of the Parent, any trustee or other fiduciary of a trust treated for tax purposes in the United States as a grantor trust of which the Parent is the grantor, or any corporation owned directly or indirectly by the shareholders of the Parent in substantially the same proportion as their ownership of shares in the Parent) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities on any matter which could come before its shareholders for approval;

                  3.6.3.2. individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this

                            Agreement, considered as though such person were a member of the Incumbent Board;

                  3.6.3.3. the shareholders of the Company approve a merger or consolidation of the Company with any other company or corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein above defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                  3.6.3.4. the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    3.7.  Benefits After Termination
          --------------------------

          Other than as required by law, the Executive shall not be entitled to any employee benefits provided under Clause 3.3 hereof after termination of the employment of the Executive, whether or not severance pay is being provided, except that if the Executive is entitled to the severance payment described in Clause 3.6 of this
          Agreement:

          3.7.1. the Company shall continue in full force and effect, at its expense, the life insurance provided for in Clause 3.3.2 hereof for a period of one (1) year after termination of the Executive's employment hereunder or until the Executive becomes employed, whichever first occurs; and

          3.7.2. during the six (6) month period following the termination of the Executive's employment, the Company shall reimburse the Executive for out-of-pocket health insurance expenses incurred by the Executive. If the Executive elects not to maintain health insurance, the Company is under no obligation to reimburse the Executive for his otherwise elected coverage.

          3.7.3. The Executive shall be obliged to give the Company prompt notice of his re-employment.

4.  Discharge for Cause
    -------------------

    4.1. The Company may discharge the Executive and terminate his employment under this Agreement for Cause without further liability to the Company by a majority vote of the Board, except that Executive, if a Director, shall not be entitled to vote thereon. As used in this Agreement, "Cause" shall mean any or all of the following:

          4.1.1. misconduct of the Executive during the course of his employment which is materially injurious to the Company and which is brought to the attention of the Executive promptly after discovery by the Company, including but not limited to, theft or embezzlement from the Company, the intentional provision of services to competitors of the Company, or improper disclosure of proprietary information, but not including any act or failure to act by the Executive that he believed in good faith to be proper conduct not adverse to his duties hereunder;

          4.1.2. willful disregard or neglect by the Executive of his duties or of the Company's interests that continues after being brought to the attention of the Executive;

          4.1.3. unavailability (except as provided in Clause 3.5 hereof) of the Executive substantially to perform the duties provided for herein;

          4.1.4. conviction of a fraud or transgression or any criminal offence involving dishonesty, breach of trust or moral turpitude during the Executive's employment;

          4.1.5. the Executive's breach of any of the material terms of this Agreement (including the failure of the Executive to discharge his duties in a competent manner) or any of the collateral agreements executed in connection herewith as enumerated in Clause 10.1 hereof.

    4.2. In the event the Company exercises its rights to termination the Executive's employment under this Clause 4, the Executive shall not be entitled to receive any severance pay or other termination benefits, except as required by law.

5.  Termination Without Cause
    -------------------------


    The Company may terminate this Agreement without Cause, and without further liability to the Company except as set out in Clauses 3.6 and 3.7 hereof. by a majority vote of the Board. The Executive, if a Director, shall not be entitled to vote on the termination of this Agreement without Cause.

6.  Expenses
    --------


    Pursuant to the Company's customary policies in force at the time of payment, the Executive shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all authorized expenses properly incurred by him on the Company's behalf in the performance of his duties hereunder.

7.  Additional Agreements
    ---------------------

    Upon execution of this Agreement, the Executive shall execute and deliver to the Company an Agreement Not to Compete (the "Non-Competition Agreement") and a Confidential and Proprietary Information Agreement (the "Confidential and Proprietary Information Agreement"), substantially in the forms attached hereto as Schedules A and B. The agreements attached hereto as Schedules A and B shall survive the expiration of or termination of this Agreement and the termination of Executive's employment with the Company.

8.  Dispute Resolution
    ------------------

    In case of dispute the parties hereby agree to submit to the non-exclusive jurisdiction of the English courts.

9.  Notices
    -------

    Any notice of communication given by either party hereto to the other party shall be in writing and personally delivered, posted by recorded delivery, postage prepaid, or delivered by a recognized overnight carrier, to the addresses provided above. All notices shall be deemed given when actually received. Any person entitled to receive notice (or a copy thereof) may designate in writing, any notice to the others, another address to which notices to such person shall thereafter be sent.

10. Miscellaneous
    -------------

    10.1. Entire Agreement
          ----------------

          This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided however that nothing in this Agreement shall affect the Executive's or the Company's obligations under the Non Competition Agreement or the Confidential and Proprietary Information Agreement attached as Schedules A and B.

    10.2. Amendment: Waiver
          -----------------

          This Agreement may not be amended, supplemented, cancelled or discharged except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provisions.

    10.3. Binding Effect: Assignment
          --------------------------

          The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation or any assignee of all or substantially all of the Company's business and properties. The Executive's rights or obligations under this Agreement may not be assigned by the Executive; except that the Executive's right to compensation to the earlier of the date of death, disability pursuant to Clause 3.5 hereof, or termination of actual employment, shall pass to the Executive's personal representative(s).

    10.4. Headings
          --------

          The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    10.5. Governing Law: Interpretation
          -----------------------------

          This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy of England applicable to contracts executed and to be wholly performed within such jurisdiction. Service of process in any dispute shall be effective (a) upon the Company, if service is made on any officer of the Company other than the Executive; (b) upon the Executive, if served at the Executive's residence last known to the Company with an information copy to the Executive at any otter residence, or in care of a subsequent employer of which the Company may be aware.

    10.6. Further Assurances
          ------------------

          Each of the parties agrees to execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered or performed, at any time, or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be necessary or proper to carry out the provisions or intent of this Agreement.

    10.7. Severability
          ------------

          If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting or reducing it so as to be enforceable to the extent compatible with then applicable law.

     IN WITNESS whereof the parties have set their hands this _____ day of _______ for and on behalf of


CARDIOTECH INTERNATIONAL LIMITED

/s/ Michael Szycher, Ph.D.
--------------------------
MICHAEL SZYCHER Ph.D.
Chairman of the Board

EXECUTIVE


/s/ Alan Edwards
----------------
ALAN EDWARDS

                                   SCHEDULE A

                            AGREEMENT NOT TO COMPETE
                            ------------------------

I recognize that CardioTech International Ltd. a company incorporated under English law (the "Company" which term shall include its subsidiaries and affiliated entities) desires to retain me in its employ and that the Company wishes to ensure that I do not compete with the Company, as specified below, in the event my employment with the Company is terminated.

In consideration of the Company's employment or continued employment of me, I agree as follows:

1. I will not, for a period of one (1) year commencing with the termination of my employment with the Company, engage (directly or indirectly) in any activities or render any services similar or reasonably related to those in which I shall be engaged or those reasonably related to those in which I shall have engaged or those which I shall have rendered as an employee of the Company during any part of the two year period preceding my termination for any trade or business which directly competes with the Company in any place where the Company does or may do business in any line of business engaged in (or planned to be engaged in) by the Company, where now existing or hereafter established, nor shall I engage in such activities nor render such services for any other person or entity engaged or about to become engaged in such activities to, for or on behalf of any such trade or business.

2. I agree that for a period of one (1) year following termination of my employment with the Company, I will not solicit or in any manner encourage employees of the Company to leave their employ. I further agree that during such period I will not offer or cause to be offered employment to any person who was employed by the Company at any time during the six (6) months prior to the termination of my employment with the Company.

3. For the purposes of this Agreement. "termination of employment" shall mean voluntary termination by me or termination by the Company for "Cause" (as that term is defined in an Employment Agreement of even date herewith between me and the Company).

4. I understand that nothing in this Agreement shall affect my obligations under the "Confidential and Proprietary Information Agreement" between the Company and myself of even date herewith.

5. I understand that in addition to any other rights and remedies available to the Company for any breach by me of my obligations hereunder, the Company shall be entitled to seek enforcement of my obligations hereunder by court injunction.

6. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, then such provision shall be enforceable to the extent that a court shall deem it reasonable to enforce such provision. If such provision shall be unreasonable to enforce to any extent, such provision shall be severed from this Agreement and all remaining provisions shall continue in full force and effect.

7.  This Agreement shall be governed in all respects by the laws of England.

IN WITNESS WHEREOF I have executed this Agreement.

/s/   Alan Edwards                  Date
-------------------                      ---------
Alan Edwards

ACCEPTED AND AGREED TO:
CardioTech International, Ltd

By: /s/Michael Szycher, Ph.D.       Date:  3/24/98
   -------------------------              -------
Michael Szycher, Ph.D.
Chairman of the Board

                                  SCHEDULE B

                                 FOR EMPLOYEES
                                 -------------
              CONFIDENTIAL AND PROPRIETARY INFORMATION AGREEMENT
               --------------------------------------------------

In consideration of my employment by CardioTech International, Ltd. a company incorporated under English law (the "Company", which term shall include its subsidiaries and affiliated entities), I hereby agree as follows:

1. I will make full and prompt disclosure to the Company of all inventions, improvements, modification, discoveries, methods, data, ideas and developments (all of which are collectively -termed "Developments" hereinafter), whether patentable or not, made or conceived or reduced to practice or learned by me either alone or jointly with others or under my direction during the period of my employment, whether or not made or conceived during normal working hours or on the premises of the Company. I do not have any Developments other than those I have already disclosed to the Company.

2. I agree that all Developments covered by paragraph 1 shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in all Developments. I further agree as to all Developments to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents in Developments in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents thereon and enforcing same as the Company may desire, together with any assignments thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents for Developments in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

     I understand that this paragraph 2 does not apply to Developments for which no equipment. supplies, facility or trade secret information of the Company was used and which were developed entirely on my own time, and (a) which do not relate (1) to the business of the Company or (2) to the Company's actual or demonstrable anticipated research or Development, and (b) which do not result from any work performed by me for the Company, but I agree that the Company shall have a non-exclusive royalty free license to use such Developments far all purposes.

3. I hereby represent that, to the best or my knowledge, I have no present obligation to assign to any former employer or any other person, corporation or firm, any Development covered by paragraph 2. I represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have no entered into, and I agree I will not enter into, any agreement (either written or oral) in conflict herewith.

4. I will also assign to the Company and all copyrights and reproduction rights to any material prepared by me in connection with my employment.

5. I understand as part of the consideration for the offer or employment extended to me by the Company and of my employment or continued employment by the Company that I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless I have obtained written authorization from the former employer for their possession and use.

6. During the course of my employment by the Company, I may learn of the Company's confidential information or confidential information entrusted to the Company by other persons, corporations, or firms. The Company's confidential information includes matters not generally known outside the Company, such as Developments relating to existing and future products and services marketed or used by the Company and data relating to the general business operations of the Company (e.g. concerning sales, costs, profits, organizations, customer lists, pricing methods etc.). I agree not to disclose any confidential information of the Company or of such other persons, corporations, or firms to others or to make use of it, except on the Company's behalf, whether or not such information is produced by my own efforts. Also, I may learn of Developments, ways of business, etc. which in themselves are generally known, but whose use by the Company is not generally known, and I agree not to disclose to other such use, whether or not such use is due to my own efforts.

7. At the time I begin my employment and during the term of my employment by the Company, I will not become employed by or act on behalf of any other person, company, or firm which is engaged in any business or activity similar to or competitive with that of the Company, unless such employment has been approved by the Company in writing and signed by an appropriate personnel manager of the Company.

8. In the event that my employment is transferred by the Company to a subsidiary or affiliated company (as the case may be), my employment by such company will, for the purposes of this Agreement, be considered as continued employment by the Company, unless I execute an agreement substantially similar in substance to this Agreement, in which event my employment by the Company shall be deemed to continue until the effective date of said agreement in any such company for which I become employed.

9. I hereby give the Company and its assigns permission to reasonably use photographs of me, either during or after my employment, with or without using my name, for whatever purposes it deems necessary.

10. Upon termination of my employment, unless my employment is transferred to a subsidiary or affiliated company of the Company, I agree to leave with the Company all records, drawings, notebooks and other documents permitting to the Company's confidential information, whether prepared by me or others, and also any equipment, tools or other devices owned by the Company, then in my possession however such items are obtained, and I agree not to reproduce any document or data relating thereto.

11. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination, and shall be binding upon my heirs, executors, and administrators.

12. Contemporaneously with entering the employ of the Company I have terminated employment with all past employers.

13. I represent that I have made no Developments relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company.

14. I agree that in addition to any other rights and remedies available to the Company for any breach by me of my obligations hereunder, the Company shall be entitled to seek enforcement of my obligations hereunder by court injunction.

15. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, then such provision shall be enforceable to the extent that a court shall deem it reasonable to enforce such provision. If such provision shall be unreasonable to any extent, such provision shall be severed from this Agreement and all remaining provisions shall continue in full force and effect.

16. This Agreement shall be effective as of the date set forth below next to my signature.

17.  This Agreement shall be governed in all respects by the laws of England.

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

     IN WITNESS WHEREOF I have executed this Agreement.


 /s/ Alan Edwards
-------------------
Alan Edwards


ACCEPTED AND AGREED TO:
Cardiotech International, Ltd.


By:  /s/Michael Szycher, Ph.D.              Date:  3/24/98
     -------------------------                     -------
     Michael Szycher, Ph.D.
     Chairman of the Board

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